Exhibit 99.1

CHILEAN COBALT CORP. COMPLETES PHASE 2 AT NEORE RARE EARTH PROJECT,

ADVANCES PROPOSED ACQUISITION, AND SECURES $1.5 MILLION STRATEGIC INVESTMENT

BERWYN, PA – (September 9, 2026) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce the successful completion of the Phase 2 (Tranche 2) work program under its Binding Earn-In and Option Agreement with NeoRe SpA (“NeoRe”) for the NeoRe Rare Earth Project (the “Project”) in southern Chile. Following completion of the Phase 1 and Phase 2 work programs, Chilean Cobalt and NeoRe will now advance into Phase 3 (Tranche 3), consisting of the negotiation, finalization, and execution of a definitive acquisition agreement.

The Phase 1 and Phase 2 work programs included exploration and drilling, geological data collection and modeling, assessment of mineral continuity, metallurgical testing, engineering, and economic evaluation. Collectively, these programs resulted in the development of a scoping-level Mineral Resource Estimate (“MRE”) and a scoping-level Preliminary Economic Assessment (“PEA”) for the Project.

Completion of Phase 1 resulted in Chilean Cobalt earning an irrevocable option to receive a 1% net smelter royalty (“NSR”) on future Project production. With the completion of Phase 2, the Company has earned an additional 1% NSR royalty, bringing its total NSR royalty interest in the Project to 2%. If Chilean Cobalt elects to proceed with the acquisition and the transaction closes, the 2% NSR royalties will be extinguished and will not be registered, leaving the Project unencumbered by them.

Together, these programs have provided an increasingly detailed understanding of the Project’s geology, metallurgy, potential development configuration, and economics, while supporting NeoRe’s continued development towards modular production. This effort covers work completed on approximately 15% of NeoRe’s total exploration portfolio, which covers over 20,000 hectares of the broader district.

Under the Binding Earn-In and Option Agreement, completion of Phase 2 enables Chilean Cobalt to elect to proceed to Phase 3. During Phase 3, the parties intend to negotiate, finalize, and execute a definitive agreement governing the proposed acquisition of 100% of NeoRe. The existing agreement contemplates consideration of 6,000,000 Chilean Cobalt common shares for 100% ownership of NeoRe, including related intellectual property and data, subject to the terms and conditions of the definitive agreement.

In parallel with the completion of Phase 2 and continuation into Phase 3, Madesal SpA (“Madesal”), the controlling shareholder of NeoRe and one of Chilean Cobalt’s largest shareholders, has made a follow-on strategic investment of USD $1.5 million into Chilean Cobalt. The investment further aligns the interests of Chilean Cobalt, NeoRe, and Madesal as the parties work to advance the Project towards production and to develop an integrated Chile-U.S. supply chain for strategically important rare earth elements (“REEs”). Madesal was already a significant strategic shareholder of Chilean Cobalt, having participated alongside Glencore in previous investments announced in December 2025 and May 2026.

NeoRe continues to advance exploration, pilot-scale processing, engineering, and permitting activities in parallel with the transaction process. As of September 2026, NeoRe had completed approximately 2,500 meters of drilling across over 250 drillholes year-to-date and collected over 1,700 surface samples. Recent exploration activities have included continued drilling and geological planning in support of the first Modular Extraction Plant (“MEP-1”).

Pilot plant operations also continue to develop. NeoRe has processed approximately 500 kilograms of ionic clays cumulatively through its pilot program, with the current Batch 9 campaign completing two 30-kilogram desorption stages and impurity removal and advancing through REE carbonate precipitation.

Engineering and development activities for MEP-1 are progressing in parallel. NeoRe has progressed technical specifications for critical equipment, supplier engagement, logistics planning, and operational readiness activities. Permitting work remains focused on critical-path approvals required for MEP-1 construction. NeoRe is currently targeting early 2027 for first mixed rare earth carbonate (“MREC”) production from MEP-1, subject to permitting, construction, financing, commissioning, and other development requirements.

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NeoRe’s development strategy contemplates a staged modular ramp-up designed to align capital deployment with resource development, operating performance, and market demand. Current planning anticipates reaching an annualized production run-rate of approximately 50 tonnes of MREC during 2027, followed by an increase to an annualized run-rate of approximately 300 tonnes during 2028, and ultimately 500 to 1,000 tonnes annually through the deployment of additional modular capacity. This approach is intended to provide a scalable pathway from initial production to larger operations, while incorporating operating and metallurgical data generated during each phase to inform ongoing expansion.

Chilean Cobalt and NeoRe also continue to engage with prospective strategic processing, offtake, and downstream partners in the United States. Multiple batches of NeoRe MREC have been provided to prospective strategic partners for analysis and evaluation, supporting ongoing discussions regarding future processing and offtake arrangements. These activities form part of the parties’ broader strategy to establish a secure Chile-U.S. supply chain for critical REEs. Importantly, heavy REEs, including yttrium, dysprosium, and terbium, account for nearly 30% of the NeoRe REE basket by volume, while the light magnetic REEs, neodymium and praseodymium, account for an additional nearly 25%.

“Completion of Phase 2 represents another major milestone in our relationship with NeoRe and reflects the substantial technical progress achieved since we began the earn-in program in February 2026,” said Duncan T. Blount, Chairman and CEO of Chilean Cobalt. “With the scoping-level MRE and PEA completed, pilot-scale processing demonstrated, and engineering and permitting continuing to progress, we believe we have established a strong foundation for moving into Phase 3 and working towards a definitive agreement. Madesal’s additional investment further demonstrates the strong alignment among the parties and our shared commitment to developing NeoRe and building a broader critical minerals platform connecting Chile and the United States.”

“The completion of Phase 2 is an important step in moving NeoRe from technical validation towards development and production,” said Arturo Albornoz, CEO of NeoRe. “Our modular strategy is designed to provide a scalable development pathway, allowing us to target first MREC production in early 2027 and expand capacity as our resource base, processing capabilities, and downstream strategic partner relationships grow. With exploration, pilot processing, engineering, and permitting all moving in parallel, we are focused on execution while continuing to work with Chilean Cobalt to develop long-term processing and offtake relationships in the United States.”

The parties will continue Phase 3 discussions while NeoRe progresses ongoing exploration in Chile and in the United States, as well as engineering, permitting, procurement, metallurgical optimization, and strategic partner engagement in support of its targeted 2027 production schedule.

Any definitive acquisition agreement, if completed, will include customary conditions precedent, termination rights, and a jointly developed sustainability and community engagement framework, consistent with Chilean regulatory requirements and industry best practices.

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based critical minerals exploration and development company focused on the La Cobaltera / El Cofre cobalt-copper project in the historic San Juan mining district, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

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Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to achieve a definitive agreement under the option to acquire the Project, ability to incorporate any acquired claims into its next phase of exploration, ability of the Project to successfully accelerate the exploration work program, including the prospect of production from MEP-1 during the first half of 2027 and achieve 2027 and 2028 production targets, ability to incorporate potential complimentary exploration opportunities in the United States into the project scope, ability to establish “Proven” or “Probable” Reserves, as defined by the SEC under Item 1300 of Regulation S-K (Subpart 229.1300), through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com

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